Exhibit 99.1

Clarus Reports Third Quarter 2020 Results, Sales Up 7%

- Sales in the Fourth Quarter of 2020 Expected to Range Between $67.5 Million and $69.0 Million, up 11% to 13% Versus Fourth Quarter of 2019

SALT LAKE CITY, Utah – November 9, 2020 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Summary vs. Same Year-Ago Quarter

•	Sales increased 7% to $64.5 million.
•	Gross margin was 33.6% compared to 34.1%.
•	Net income was $1.2 million, or $0.04 per diluted share, compared to $3.5 million, or $0.11 per diluted share.
•	Adjusted net income before non-cash items was $9.2 million, or $0.30 per diluted share, compared to $6.0 million, or $0.19 per diluted share.
•	Adjusted EBITDA increased 34% to $9.1 million.
•	Free cash flow (net cash provided by operating activities less capital expenditures) improved significantly to $5.0 million compared to $(4.9) million.

Management Commentary

“As indicated in our pre-announcement, our third quarter results showed the strength of our well-diversified brand portfolio,” said Clarus President John Walbrecht. “Black Diamond sales continued to improve and ended the third quarter down only 8% year-over-year, and sales for Sierra increased 135% to a record $15.1 million. These results were supported by our well-defined strategy of preserving brand equity while continuing to execute on our ‘innovate & accelerate’ playbook across our portfolio of brands.

“Subsequent to the third quarter, we welcomed Barnes Bullets—our newest ‘super fan’ brand—to our platform. Barnes embodies the traits we seek in an acquisition, including a rich history of innovation and strong brand awareness amongst the core, yet untapped market potential. Leveraging our balance sheet, we expect to execute the same playbook to drive accelerated growth and market share expansion with Barnes that we’ve done with both Black Diamond and Sierra. We look forward to ending 2020 on a strong note and continuing our momentum into 2021.”

Third Quarter 2020 Financial Results

Sales in the third quarter increased 7% to $64.5 million compared to $60.2 million in the same year-ago quarter. Black Diamond sales were down 8% and Sierra sales were up 135%. The decrease in Black Diamond was primarily due to lower levels of retail demand due to COVID-19. The increase in Sierra was due to sales improvements across every channel and region. Sales in the Company’s direct-to-consumer channel were up 24%. On a constant currency basis, total sales were up 7%.

Gross margin in the third quarter decreased 50 basis points to 33.6% compared to 34.1% in the year-ago quarter due to unfavorable impacts on the Company’s supply chain and logistics as a result of COVID-19.

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Selling, general and administrative (SG&A) expenses in the third quarter increased 14% to $18.7 million compared to $16.4 million in the year-ago quarter primarily due to higher stock-based compensation given Clarus’ stock price appreciation during the quarter. Black Diamond brand SG&A was down 11% due to cost saving initiatives. Sierra SG&A was up 14% due to the strong sales growth.

Net income in the third quarter was $1.2 million, or $0.04 per diluted share, compared to $3.5 million or $0.11 per diluted share, in the year-ago quarter. The decrease included $6.6 million of non-cash charges and $1.4 million in transaction costs compared to $2.5 million of non-cash charges and minimal transaction costs in the same year-ago quarter.

Adjusted net income in the third quarter, which excludes the non-cash items and transaction costs, was $9.2 million, or $0.30 per diluted share, compared to an adjusted net income of 6.0 million, or $0.19 per diluted share, in the same year-ago quarter. Adjusted EBITDA in the third quarter increased 34% to $9.1 million compared to $6.8 million in the same year-ago quarter.

Net cash provided by operating activities for the third quarter ended September 30, 2020 was $6.6 million compared to $(4.0) million in the prior year. Capital expenditures in the third quarter were $1.6 million compared to $0.8 million in the same year-ago period. Free cash flow for the quarter ended September 30, 2020 was $5.0 million compared to $(4.9) million in the same year-ago period.

Liquidity at September 30, 2020 vs. December 31, 2019

•	Cash and cash equivalents totaled $17.0 million compared to $1.7 million.
•	Total debt of $41.1 million compared to $22.7 million and reflected the full purchase price of Barnes Bullets of $30.5 million, which was acquired on October 2, 2020.
•	Remaining access to $38.9 million on the Company’s revolving line of credit.
•	Net debt leverage ratio of 1.3x compared to 0.9x.

2020 Outlook

Clarus anticipates sales in the fourth quarter of 2020 to range between $67.5 million and $69.0 million, up 11% to 13% compared to $61.0 million in the fourth quarter of 2019.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $132 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2020 results.

Date: Monday, November 9, 2020

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-511-3707

International dial-in number: 1-786-815-8672

Conference ID: 9449518

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Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 16, 2020.

Toll-free replay number: 1855-859-2056

International replay number: 1-404-537-3406

Replay ID: 9449518

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, Barnes®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com, www.barnesbullets.com, or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net (loss) income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (ii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iii) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) net (loss) income before non-cash items and related income per diluted share, and adjusted net income before non-cash items and related income per diluted share, (ii) EBITDA and adjusted EBITDA, and (iii) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

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Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra/Barnes segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and the Company’s ability to maintain a quarterly dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

John C. Walbrecht President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations Contact:

Gateway Investor Relations Cody Slach

Tel 1-949-574-3860

CLAR@gatewayir.com

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CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash	$17,027	$1,703
Accounts receivable, less allowance for credit losses and
doubtful accounts of $1,460 and $494, respectively	42,582	41,628
Inventories	64,897	73,432
Prepaid and other current assets	4,544	3,787
Income tax receivable	532	322
Total current assets	129,582	120,872

Property and equipment, net	22,691	22,919
Other intangible assets, net	13,610	15,816
Indefinite lived intangible assets	41,772	41,630
Goodwill	18,090	18,090
Deferred income taxes	8,728	7,904
Other long-term assets	33,365	3,034
Total assets	$267,838	$230,265

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$29,157	$24,304
Income tax payable	489	260
Current portion of long-term debt	4,000	-
Total current liabilities	33,646	24,564

Long-term debt	37,062	22,670
Deferred income taxes	1,219	1,224
Other long-term liabilities	624	615
Total liabilities	72,551	49,073

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
35,021 and 33,615 issued and 31,051 and 29,760 outstanding, respectively	4	3
Additional paid in capital	511,331	492,353
Accumulated deficit	(292,393)	(288,592)
Treasury stock, at cost	(23,789)	(22,269)
Accumulated other comprehensive income (loss)	134	(303)
Total stockholders' equity	195,287	181,192
Total liabilities and stockholders' equity	$267,838	$230,265

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CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2020	September 30, 2019

Sales
Domestic sales	$34,686	$28,794
International sales	29,805	31,409
Total sales	64,491	60,203

Cost of goods sold	42,822	39,646
Gross profit	21,669	20,557

Operating expenses
Selling, general and administrative	18,674	16,443
Transaction costs	1,440	37

Total operating expenses	20,114	16,480

Operating income	1,555	4,077

Other income (expense)
Interest expense, net	(232)	(353)
Other, net	449	(420)

Total other income (expense), net	217	(773)

Income before income tax	1,772	3,304
Income tax expense (benefit)	589	(188)
Net income	$1,183	$3,492

Net income per share:
Basic	$0.04	$0.12
Diluted	0.04	0.11

Weighted average shares outstanding:
Basic	29,983	29,876
Diluted	30,986	31,077

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CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2020	September 30, 2019

Sales
Domestic sales	$83,493	$87,805
International sales	64,567	80,610
Total sales	148,060	168,415

Cost of goods sold	97,243	109,810
Gross profit	50,817	58,605

Operating expenses
Selling, general and administrative	50,537	51,215
Restructuring charge	-	13
Transaction costs	1,870	124

Total operating expenses	52,407	51,352

Operating (loss) income	(1,590)	7,253

Other expense
Interest expense, net	(800)	(978)
Other, net	324	(260)

Total other expense, net	(476)	(1,238)

(Loss) income before income tax	(2,066)	6,015
Income tax benefit	(542)	(570)
Net (loss) income	$(1,524)	$6,585

Net (loss) income per share:
Basic	$(0.05)	$0.22
Diluted	(0.05)	0.21

Weighted average shares outstanding:
Basic	29,854	29,841
Diluted	29,854	30,999

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CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	September 30, 2020	Share	September 30, 2019	Share

Net income	$1,183	$0.04	$3,492	$0.11

Amortization of intangibles	753	0.02	888	0.03
Depreciation	1,140	0.04	1,090	0.04
Amortization of debt issuance costs	76	0.00	74	0.00
Stock-based compensation	4,204	0.14	678	0.02
Income tax expense (benefit)	589	0.02	(188)	(0.01)
Cash paid for income taxes	(152)	(0.00)	(28)	(0.00)

Net income before non-cash items	$7,793	$0.25	$6,006	$0.19

Transaction costs	1,440	0.05	37	0.00
State cash taxes on adjustments	(45)	(0.00)	(1)	(0.00)
AMT cash taxes on adjustments	(28)	(0.00)	(1)	(0.00)

Adjusted net income before non-cash items	$9,160	$0.30	$6,041	$0.19

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
		Per Diluted		Per Diluted
	September 30, 2020	Share	September 30, 2019	Share

Net (loss) income	$(1,524)	$(0.05)	$6,585	$0.21

Amortization of intangibles	2,290	0.08	2,665	0.09
Depreciation	3,405	0.11	3,332	0.11
Amortization of debt issuance costs	230	0.01	206	0.01
Stock-based compensation	5,433	0.18	2,246	0.07
Income tax benefit	(542)	(0.02)	(570)	(0.02)
Cash paid for income taxes	(418)	(0.01)	(131)	(0.00)

Net income before non-cash items	$8,874	$0.30	$14,333	$0.46

Restructuring charge	-	-	13	0.00
Transaction costs	1,870	0.06	124	0.00
State cash taxes on adjustments	(58)	(0.00)	(5)	(0.00)
AMT cash taxes on adjustments	(36)	(0.00)	(3)	(0.00)

Adjusted net income before non-cash items	$10,650	$0.36	$14,462	$0.47

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CLARUS CORPORATION

RECONCILIATION FROM NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2020	September 30, 2019

Net income	$1,183	$3,492

Income tax expense (benefit)	589	(188)
Other, net	(449)	420
Interest expense, net	232	353

Operating income	1,555	4,077

Depreciation	1,140	1,090
Amortization of intangibles	753	888

EBITDA	$3,448	$6,055

Transaction costs	1,440	37
Stock-based compensation	4,204	678

Adjusted EBITDA	$9,092	$6,770

CLARUS CORPORATION

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2020	September 30, 2019

Net (loss) income	$(1,524)	$6,585

Income tax benefit	(542)	(570)
Other, net	(324)	260
Interest expense, net	800	978

Operating (loss) income	(1,590)	7,253

Depreciation	3,405	3,332
Amortization of intangibles	2,290	2,665

EBITDA	$4,105	$13,250

Restructuring charge	-	13
Transaction costs	1,870	124
Stock-based compensation	5,433	2,246

Adjusted EBITDA	$11,408	$15,633

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